SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2018

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE Attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference, is our news release relating to the dividend referred to in Item 8.01 below
ITEM 8.01 OTHER EVENTS
Dividend Declaration
On September 5, 2018 our Board of Directors declared a regular dividend of $0.31 per common share payable on October 10, 2018 to shareholders of record as of September 28, 2018. Our dividend policy anticipates a total annual regular dividend of $1.24 per share, to be paid in equal quarterly installments. Any decision to pay future cash dividends will be subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit # Description
99.1 News release issued on September 5, 2018, disclosing ProAssurance’s declaration of a cash dividend of $0.31 per common share payable on October 10, 2018 to shareholders of record as of September 28, 2018.

The information we are furnishing under Items 7.01 and 9.01 of this Current Report on Form 8K, including Exhibit 99.1, are not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 5, 2018
PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice President

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